FIRST MODIFICATION OF OFFICE SPACE LEASE
                    ----------------------------------------

     This First Modification of Office Space Lease (this "Agreement") made this 11 day of January, 2002 by and between 826 NEWTOWN ASSOCIATES, LP, having an address c/o First Evergreen, 101 Eisenhower Parkway, Roseland, New Jersey 07068 ("Landlord"), and BIO-IMAGING TECHNOLOGIES, INC., having an address at 826 Newtown Yardley Road, Newtown, Pennsylvania 18940 ("Tenant").

                                   WITNESSETH:
                                   -----------

     WHEREAS, by lease agreement dated September, 1999 (the "Lease"), Landlord's predecessor in interest leased to Tenant and Tenant hired from Landlord's predecessor in interest, certain premises (the "Original Premises") consisting of approximately 16,881 gross rentable square feet in the building (the
"Original Premises Building") known as 826 Newtown Yardley Road, Newtown, Pennsylvania; and

     WHEREAS, Landlord and Tenant wish to modify and amend the Lease as hereinafter set forth;

     NOW, THEREFORE , for and in consideration of the above premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Premises.  (a) Upon the "Additional  Space  Commencement  Date" (as said
        --------
term is hereinafter defined), the definition and description of the Premises in the Lease shall be modified and amended to include certain additional premises (the "Additional Space), consisting of approximately 14,284 gross rentable square feet located on the ground level of the building (the

"Additional Space Building") known as 828 Newtown Yardley Road, Newtown, Pennsylvania, which Additional Space is more particularly described on Exhibit A attached hereto and made apart hereof. As a result of the foregoing, the definition and description of the Premises in the Lease shall, as of the Additional Space Commencement Date, refer to the Original Premises described in the Lease together with the Additional Space described herein, and shall consist of approximately 31,165 gross rentable square feet.

     (b) Upon the Additional Space Commencement Date, all references in the Lease to the "Building" shall mean the "Original Premises Building" with respect to the Original Premises, and shall mean the Additional Space Building with respect to the Additional Space.

     2. Additional Space Work/ Landlord's  Contribution.  (a) Landlord shall, at
        -----------------------------------------------
Landlord's cost and expense, perform the work set forth on Exhibit B attached hereto and made a part hereof ("Landlord's Work").

     (b) In addition to Landlord's Work, Landlord shall, at Tenant's cost and expense, subject to "Landlord's Contribution" (as said term is hereinafter defined), prepare the Additional Space for Tenant's occupancy in accordance with the plans and specifications attached hereto as Exhibit C. All such work to be performed by Landlord as set forth on Exhibit C is herein referred to as the "Tenant Improvement Work" and the cost to perform the Tenant Improvement Work is herein referred to as the "Construction Costs". Landlord shall obtain bids from three (3) contractors for the Tenant Improvement Work. Landlord shall award the Tenant Improvement Work to the lowest bidder unless Tenant shall request that the Tenant Improvement Work be awarded to one of the other bidders. Landlord shall submit all bids to Tenant, and Tenant shall have five (5) business days thereafter to advise Landlord if Tenant desires that the Tenant Improvement Work be awarded to a bidder other than the lowest bidder. If Tenant fails to so advise Landlord within the aforesaid five (5) business day period, the Tenant Improvement Work will be awarded to the lowest bidder, Landlord shall make a contribution towards the Construction Costs ("Landlord's Contribution"), which Landlord's Contribution shall be in the amount of $188,255.00. In the event that the Construction Costs shall exceed Landlord's Contribution, Landlord shall pay such excess costs (the "Excess Costs") and the annual Fixed Basic Rent payable by Tenant through the "New Expiration Date" (as hereinafter defined) shall be increased by such Excess Costs amortized on a straight-line basis over an eight
(8) year period with an interest factor equal to ten (10%) percent per annum (the "Increased Rent"). In addition to the Increased Rent, upon Landlord's determination of the Excess Costs, Tenant shall deposit with Landlord a letter of credit (the "LC") in the amount of the Excess Costs as additional security for the full and prompt performance by Tenant of its obligations under the Lease (the "LC Security Deposit"). The LC Security Deposit shall be in addition to the Security Deposit referred to in Section 38 of the Lease, and the Additional
Security Deposit referred to in Section 15 hereinbelow. Landlord shall not be obligated to commence Landlord's Work or the Tenant Improvement Work, or deliver possession of the Additional Space to Tenant until such time as Tenant has deposited with Landlord said LC. The LC shall be unconditional and irrevocable and shall be drawn on a bank reasonably acceptable to Landlord. The LC shall be for a minimum period of one (1) year and shall provide that it shall be automatically renewed for additional one (1) year periods unless the issuing bank shall notify Landlord at least sixty (60) days prior to the end of its term that the LC shall not be renewed. In such event, Tenant shall deliver to Landlord a replacement LC in accordance with the requirements of this Section 2(b) within fifteen (15) days thereafter, or Landlord shall have the right to draw upon the LC and retain the proceeds thereof as a cash security deposit. Landlord may draw upon the LC by submitting to the issuing bank a certification of Landlord's managing agent that there has occurred and is, at the time of said draw, a default under the Lease which entitles Landlord to apply all or any portion of any money deposited by Tenant as security for the full and prompt performance by Tenant of its obligations under the Lease. In such event, the proceeds received by Landlord shall be applied to cure such default of Tenant, including, but not limited to payment of Fixed Basic Rent, Additional Rent, late charges or other debts of Tenant due Landlord, or repair or restoration of the Premises. If Landlord uses any part of the LC Security Deposit, Tenant shall restore same to its full amount within five (5) days after Landlord's demand therefor, either by an LC in an amount equal to the draw down on the LC effected by Landlord, or by cash. Provided that Tenant has fully complied with all of the terms of the Lease, and is not in default of any of its obligations thereunder, the amount of the LC may be reduced by an amount equal to twelve and one half (12-1/2%) percent of the original amount of the LC Security Deposit at the end of each lease year during the Term of the Lease. For purposes hereof, the first "lease year" shall be the period commencing on the Additional Space Commencement Date and ending twelve (12) calendar months following the Additional Space Commencement Date, provided, however, that if the Additional Space Commencement. Date is not the first day of a month, the first lease year shall end twelve (12) calendar months from the last day of the month in which the Additional Space Commencement Date occurs. Each succeeding twelve
(12) calendar month period thereafter shall be a lease year. Provided Tenant has fully complied with all of the terms of the Lease, and is not in default of any of its obligations thereunder, Landlord shall return the remaining portion of the LC Security Deposit, if any, to Tenant without interest within thirty (30) days following the surrender of the Premises by Tenant.

     (c) Without limiting any of the provisions of this Section 2, Landlord estimates that the Construction Costs to base building standards shall be Two Hundred Ninety Seven Thousand and 00/100 ($297,000.00) Dollars (the "Estimated Construction Costs"). In the event that the actual Construction Costs exceed the Estimated Construction Costs by an amount greater than ten (10%) percent, the amount of Landlord's Contribution shall be increased by such excess amount unless the excess amount results from events of Force Majeure or as a result of any act or omission of Tenant including, without limitation, changes in the Tenant Improvement Work requested by Tenant. If the actual Construction Costs are less than Two Hundred Ninety Seven Thousand and 00/100 ($297,000.00) Dollars, the amount of landlord's Contribution shall not be reduced as a result thereof.

     (d) Landlord's Work and the Tenant Improvement Work are herein collectively referred to as the "Additional Space Work". Tenant agrees that it shall not interfere with Landlord's completion of the Additional Space Work and that any labor, which may be employed in connection with the installation of Tenant's trade fixtures, furniture or other items, shall be compatible with labor forces employed by Landlord. To the extent Tenant causes a delay in the completion of the Additional Space Work, whether by reason of a change in the Additional Space Work, non-compatibility of labor or otherwise, the Additional Space Commencement Date shall be accelerated by the period of such delay. Any changes in the Additional Space Work desired by Tenant shall be submitted in writing (with plans and specifications where applicable) and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall have a period of five (5) business days from receipt of Tenant's request for non-structural changes in the Additional Space Work, and fifteen (15) business days from receipt of Tenant's request for structural changes in the Additional Space Work, to either approve or disapprove of same. Failure of Landlord to approve or disapprove such requested changes in the Additional Space Work within the aforesaid time periods shall constitute an approval by Landlord thereof. Tenant shall designate one individual to serve as Tenant's construction representative. Such designation may be changed at any time in accordance with the notice provision of the Lease, but only one individual may be so designated at any one time. Tenant's construction representative shall be the only individual who shall have the authority to request any changes in the Additional Space Work.

     (e) Within thirty (30) days after the substantial completion of the Additional Space Work, Tenant shall prepare and deliver to Landlord a "punchlist" of all items which are not fully completed, or which are defective, and Landlord agrees to complete or correct the same as quickly thereafter as is reasonably practicable under the circumstances.

     3. Term. (a) The Term for the  Additional  Space shall commence on the date
        ----
(the "Additional Space Commencement Date") Landlord delivers possession of the Additional Space and a Certificate of Occupancy therefor to Tenant with the Additional Space Work, exclusive of "punchlist" items, substantially completed. The Additional Space Work shall be deemed substantially completed at such time as the only items to be completed are those which do not substantially interfere with Tenant's use and occupancy of the Additional Space. Should Landlord be delayed in delivering possession of the Additional Space and/or a Certificate of Occupancy therefor to Tenant, or in substantially completing the Additional Space Work, by reason of (i) Tenant's failure to complete any of its work, (ii) Tenant's failure to prepare and submit plans required hereunder in a timely manner, (iii) changes in the Additional Space Work requested by Tenant, (iv) the unavailability of materials or improvements selected by Tenant, or (v) any other act or omission of Tenant, the Additional Space Commencement Date shall be accelerated by the number of days of delay occasioned by any such event. Landlord estimates that the Additional Space Commencement Date shall occur on or about April 1, 2002 (the "Target Additional Space Commencement Date"). In the event that Landlord is unable to deliver possession o f the Additional Space to Tenant on or before the Target Additional Space Commencement Date because of Landlord's inability to obtain a Certificate of Occupancy or because of Landlord's inability to substantially complete the Additional Space Work, or for any other reason, Landlord shall not be subject to any liability therefor. Notwithstanding the foregoing, subject to delays caused by Tenant and/or Force Majeure, and subject to Landlord's right to a reasonable extension as hereinafter set forth, if the Additional Space Commencement Date does not occur on or before July 1, 2002, Tenant shall have the right to terminate this Agreement upon written notice to Landlord given on or before July 6, 2002 (time being of the essence) but in any event prior to the Additional Space Commencement Date, and neither party shall have any further rights, liabilities or obligations hereunder thereafter; provided, however that if, on July 1, 2002, Landlord is diligently pursuing the substantial completion of the Additional Space Work and the obtaining of a Certificate of Occupancy and Landlord reasonably believes that the Additional Space Commencement Date will occur on or before August 1, 2002, Landlord shall be given until August 1, 2002 to substantially complete the Additional Space Work and to obtain a Certificate of Occupancy, and if the Additional Space Commencement Date does not occur on or before August l, 2002, Tenant shall have the right to terminate this Agreement upon written notice to Landlord given on or before August 6, 2002 (time being of the essence), but in any event prior to the Additional Space Commencement Date, and neither party shall have any further rights, liabilities or obligations hereunder thereafter. In the event

Tenant shall terminate this Agreement as set forth in this Section 3(a), the Lease shall nevertheless remain in full force and effect with respect to the Original Premises. Notwithstanding anything to the contrary contained herein, if the "Tenant Execution Date" (as hereinafter defined) does not occur on or before January 10, 2002, all dates set forth in this Section 3(a) shall be extended one
(1) day for every day after January 10, 2002 until the Tenant Execution Date occurs. For purposes hereof, the Tenant Execution Date shall be the date on which Tenant executes this Agreement and delivers a copy of such executed Agreement to Landlord or Landlord's attorney.

     (b) The Term for the Additional Space shall be co-terminus with the Term of the Lease for the Original Premises, including any renewals thereof. The Term of the Lease is hereby extended to 6:00 P.M. on the date (the "New Expiration Date") which shall be eight (8) years after the Additional Space Commencement Date; provided however, that if the Additional Space Commencement Date is other than the first day of a month, the New Expiration Date shall be eight (8) years after the last day of the month in which the Additional Space Commencement Date occurs. Tenant's option to renew the Term of the Lease, as set forth in Rider A thereto, is hereby amended so that Tenant shall have only one (1) option to renew the Lease for the entire Premises (including the Additional Space) upon the terms and conditions set forth in said Rider A.

     (c) Within ten (10) days after the written request of either party, the parties shall execute and deliver to each other a written confirmation of the Additional Space Commencement Date and the New Expiration Date.

     4.  Rent.  (a) The Lease is  amended  to  provide  that  commencing  on the
         ----
Additional Space Commencement Date, Tenant shall pay to Landlord Fixed Basic Rent as follows:

     (i) For and during the period commencing on the Additional Space

Commencement Date and ending twelve (12) months thereafter, or if the Additional Space Commencement Date is other than the first day of a month, then ending twelve (12) months from the last day of the month in which the Additional Space Commencement Date occurs, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $17.74 per square foot (i.e. 31,165 x $17.74 = $552,867.10 per annum/$46,072.26 per month).

     (ii) For and during the twelve (12) month period immediately following the period set forth in (i) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $19.25 per square foot (ie. 31,165 x $19.25 = $599,926.25 per annum/$49,993.85 per month).

     (iii) For and during the twelve (12) month period immediately following the period set forth in (ii) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $19.75 per square foot (ie. 31,165 x $19.75 = $615,508.75 per annum/$51,292.40 per month).

     (iv) For and during the twelve (12) month period immediately following the period set forth in (iii) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $20.25 per square foot (ie. 31,165 x $20.25 = $631,091.25 per annum/$52,590.94 per month).

     (v) For and during the twelve (12) month period immediately following the period set forth in (iv) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $20.75 per square foot (ie. 3l,165 x $20.75 = $646,673.75 per annum/$53,889.48 per month).

     (vi) For and during the twelve (12) month period immediately following the period set forth in (v) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $21.25 per square foot (ie. 31,165x $21.25 = $662,256.25 per annuml/$55,188.02 per month).

     (vii) For and during the twelve (12) month period immediately following the period set forth in (vi) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $21.75 per square foot (ie. 31,165 x $21.75 = $677,838.75 per annum/$56,486.56 per month).

     (viii) For and during the twelve (12)month period immediately following the period set forth in (vii) hereinabove, Fixed Basic Rent shall be paid at the annual rate determined by multiplying the gross rentable square foot area of the Premises (including the Additional Space) by $22.25 per square foot (ie. 31,165 x $22.25 = $693,421.25 per annum/$57,785.10 per month).

     (b) The Fixed Basic Rent amounts, set forth in Section 4(a) above, shall be subject to increase in accordance with the terms and provisions of Section 2(b) hereof. Within ten (10) days after the written request of either party, the parties shall execute and deliver to each other a written confirmation of any additional Fixed Basic rent amounts payable by tenant in accordance with the foregoing.

     (c) Fixed Basic Rent shall be payable without notice or demand and without setoff or deduction, in equal monthly installments, in advance, on the first day of each calendar month during the Term. Fixed Basic Rent for a partial month shall be prorated.

     (d) Tenant shall continue to pay to Landlord, as Additional Rent, in the manner more particularly set forth in the Lease, Tenant's Proportionate Share of Annual Operating Costs (as defined in the Lease) to the extent the same exceeds the sum of Four and 00/100 ($4.00) Dollars per gross rentable square foot of the Premises (including the Additional Space).

     5.  Proportionate  Share. The Lease is amended to provide that effective as
         --------------------
of the Additional Space Commencement Date, Tenant's Proportionate Share, as defined in the Lease, shall be changed from 14.19% to 26.0%.

     6. Insurance. Section 7 of the Lease is supplemented to provide that Tenant
        ---------
shall, at its cost and expense, procure all policies of insurance for the purpose of insuring the Additional Space in accordance with the terms set forth in said Section 7 of the Lease. Policies of such insurance, or certificates thereof, together with reasonable evidence of premium payment therefor, shall be delivered to Landlord upon Tenant's execution of this Agreement.

     7.  Utilities  and  Services.  Section  9 of the Lease is  supplemented  to
         ------------------------
provide that from and after the Additional Space Commencement Date, in addition to Tenant's obligation to pay all charges for electricity, light, heat or other utility used by Tenant at the Original Premises, Tenant shall also pay, as Additional Rent, all charges for electricity, light, heat or other utility used by Tenant at the Additional Space. Such charges for electricity, light, heat or other utility used by Tenant at the Additional Space shall be determined in the same manner as Landlord has been utilizing to determine the charges for electricity, light, heat or other utility used by Tenant at the Original Premises.

     8. Governmental Regulations.  To the extent required, Landlord shall obtain
        ------------------------
a certificate of occupancy for Tenant's occupancy or use of the Additional Space; provided, however, that if Landlord is unable to obtain said certificate of occupancy solely because of any act or omission of Tenant, including, without limitation, any work being performed by Tenant at the

Additional Space, then Tenant shall be obligated to obtain said certificate of occupancy at Tenant's sole cost and expense.

     9. Tenant's Relocation. The terms and provisions of Section 22 of the Lease
        -------------------
shall apply independently to the Original Premises and the Additional Space; however, with respect to the Additional Space, the "Substituted Leased Premises" must be in reasonable proximity to the Additional Space.

     10. Assignment and Sublease.  (a) Section 2lb) of the Lease is supplemented
         -----------------------
to provide that in the event that Landlord elects not to exercise its right to sublease or recapture as set forth in Section 21a) of the Lease, Landlord shall have thirty (30) days from receipt of the "Assignment-Sublease Information" (as hereinafter defined) to either grant consent or withhold consent to a proposed assignment of the Lease or a sublease of all or any portion of the Premises. Failure of Landlord to either grant consent or withhold consent to such proposed assignment or sublease within the aforesaid thirty (30) day time period shall constitute a consent thereto by Landlord. For purposes of this Section 10, the "Assignment-Sublease Information" shall mean a written request for Landlord's approval of a proposed assignment or sublease setting forth the name, principal business address, and nature of business of the proposed assignee or sublessee; the financial, banking and other credit information relating to the proposed assignee or sublessee; and the details of the proposed assignment or subletting, including a copy of the proposed assignment or sublease instrument and plans for any alterations required for the proposed assignee or sublessee. Notwithstanding anything to the contrary contained in the Lease or in this Agreement, under no circumstances shall Landlord be required to grant consent to a proposed assignment of the Lease or a sublease of all or any portion of the Premises to a current or former tenant or occupant of the

Original Premises Building or the Additional Space Building, or to any individual or entity who or which has communicated its space requirements to Landlord within the twelve (12) month period immediately preceding Landlord's receipt of the Assignment-Sublease information, or is negotiating with Landlord for such space, or to any entity in any way related to any of the foregoing.

     (b) Except as specifically set forth in 10(a) above, all of the terms and provisions of Section 21 of the Lease shall remain unmodified and in full force and effect.

     11.  Condition of Additional  Space.  Except for the Additional Space Work,
          -------------------------------
Tenant accepts the Additional Space in its "as is" condition as of the date hereof. Tenant acknowledges that Landlord has not made any representation as to the condition of the Additional Space or the suitability of the Additional Space for Tenant's intended use.

     12. Recording.  Neither this Agreement nor any memorandum of this Agreement
         ---------
shall be recorded in any public records.

     13.  Broker's  Commission.  Tenant warrants and represents to Landlord that
          --------------------
Tenant has not dealt with or negotiated with any real estate broker or salesman in connection with this Agreement. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, liability, losses, judgments and expenses, including reasonable attorney's fees and disbursements, which Landlord suffers as a result of Tenant's foregoing warranty and representation being untrue in any manner.

     14.  Irrevocable  Offer; No Option.  This Agreement shall become  effective
          -----------------------------
only upon execution and delivery by both parties.

     15. Security  Deposit.  Upon execution of this Agreement by Tenant,  Tenant
         -----------------
shall deposit with Landlord the additional sum of $55,000.00 as further security for the performance by

Tenant of its obligations under the Lease (the "Additional Security Deposit"). The terms and provisions of Section 38 of the Lease shall be applicable to the Additional Security Deposit and the Additional Security Deposit may also be in the form of an irrevocable evergreen letter of credit reasonably acceptable to Landlord as set forth in the Preamble to the Lease.

     16.  Tenant's Right of First Offer.  The terms and provisions of Section 43
          -----------------------------
of the Lease shall continue to apply to the Original Premises Building. With respect to the Additional Space Building, Tenant shall have a right of first offer ("Right of Offer") with respect to the leasing of the "Offer Space" shown on Exhibit D attached hereto and made a part hereof, as such space becomes available for leasing by Landlord, provided that there is not an event of default continuing in accordance with the terms and conditions of the Lease and Tenant is in possession of the Additional Space pursuant to the Lease and this Agreement. All of the other terms and provisions of Section 43 of the Lease shall be applicable to Tenant's Right of Offer as set forth in this Section 16.

     17. Defined  Terms.  The  capitalized  terms used in this Agreement and not
         --------------
defined herein shall have the respective meanings indicated in the Lease, unless the context clearly requires otherwise.

     18. No Other  Changes.  The  intent of this  Agreement  is only to  modify,
         -----------------
change and amend those provisions of the Lease as herein specified. Except as herein specifically modified, changed and amended, all of the terms and conditions of the Lease shall remain in full force and effect

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          LANDLORD:

WITNESS:                                  826 NEWTOWN ASSOCIATES, LP


-----------------------------             By: Mark S. Green



                                          Name: /s/ Mark S. Green
                                               -----------------------------

                                          Title:
                                                ----------------------------


ATTEST:                                   TENANT:

                                          BIO-IMAGING TECHNOLOGIES, INC.

By:/s/ David Pitler 11-Jan-02             By: /s/ Mark L. Weinstein  11-Jan-2002
   ---------------------------               -----------------------------------

Name: David Pitler                        Name:Mark L. Weinstein
     -------------------------                 ---------------------------------

Title:V.P. Operations                     Title: President & CEO
      ------------------------                  --------------------------------

                                   EXHIBIT A
                                   ---------

                           DIAGRAM OF ADDITIONAL SPACE
                           ---------------------------

                               [GRAPHIC OMITTED]

                                   EXHIBIT B
                                   ---------

                                 LANDLORD'S WORK
                                 ---------------


     Landlord at its sole cost and expense shall construct, install and provide the following work at the Premises:

          -    Demising walls, taped and spackled.
          -    Ceiling grid.
          -    Building standard ceiling tiles.
          -    Building standard ceiling lights.
          -    HVAC system with trunk lines dispersed.
          -    Sprinkler heads installed as per code.
          -    Electric to panel box.
          - Wall penetrations between vacant space and AutoClub Cellular's space as per plans.
          - One new building window indicated on plans that is closest to sprinkler room in AutoClub Cellular's space.
          - Walkway through courtyard connecting the Original Premises Building and the Additional Space Building (Landlord shall diligently pursue the completion of such walkway, and subject to delays beyond Landlord's control, and subject to receipt of all necessary permits and approvals, shall complete such walkway on or before the Additional Space Commencement Date).

                                   EXHIBIT C
                                   ---------

                              ADDITIONAL SPACE WORK
                              ---------------------

                               [GRAPHIC OMITTED]